UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20429
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2022
CARTER BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-39731	85-3365661
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
1300 Kings Mountain Road, Martinsville, Virginia 24112
(Address of Principal Executive Offices) (Zip Code)
(276) 656-1776
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	CARE	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. - Submission of Matters to a Vote of Security Holders.

On May 25, 2022, Carter Bankshares, Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 20,291,545 of the Company’s shares were voted in person or by proxy. Following are the final voting results on the matters considered and voted upon at the Annual Meeting, all of which are described in the Proxy Statement for the 2022 Annual Meeting.

Proposal #1

To elect the 14 Directors below to serve until the 2023 Annual Meeting of Shareholders or until their successors are elected:

	For	Withhold Authority	Broker Non-Votes
Michael R. Bird	12,773,477	1,205,201	6,312,867
Kevin S. Bloomfield	12,946,958	1,031,720	6,312,867
Robert M. Bolton	13,173,405	805,273	6,312,867
Robert W. Conner	11,544,122	2,434,556	6,312,867
Gregory W. Feldmann	11,117,503	2,861,175	6,312,867
James W. Haskins	11,439,237	2,539,441	6,312,867
Phyllis Q. Karavatakis	12,979,314	999,234	6,312,867
Lanny A. Kyle, O.D.	11,471,638	2,507,040	6,312,867
Jacob A. Lutz, III	12,945,554	1,033,124	6,312,867
E. Warren Matthews	11,514,308	2,464,370	6,312,867
Catharine L. Midkiff	12,910,359	1,068,319	6,312,867
Curtis E. Stephens	12,941,472	1,037,206	6,312,867
Litz H. Van Dyke	11,719,873	2,258,805	6,312,867
Elizabeth L. Walsh	12,902,777	1,075,901	6,312,867

Proposal #2

Ratification of the appointment of the independent registered public accounting firm of Crowe LLP as the independent auditors of the Company for the fiscal year ending December 31, 2022.

For	Against	Abstain	Non- Votes
19,458,486	570,846	262,197	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER BANKSHARES, INC.
(Registrant)

Date: May 26, 2022	By:	/s/ Wendy S. Bell
	Name:	Wendy S. Bell
	Title:	Chief Financial Officer
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